Exhibit 99.1

EVERTEC REPORTS FOURTH QUARTER AND FULL YEAR 2017 RESULTS
ANNOUNCES 2018 OUTLOOK

SAN JUAN, PUERTO RICO – February 21, 2018 – EVERTEC, Inc. (NYSE: EVTC) (“EVERTEC” or the “Company”) today announced results for the fourth quarter and full year ended December 31, 2017.
Fourth Quarter 2017

•	Revenue decreased 2% to $99.6 million

•	GAAP Net Income attributable to common shareholders was $5.8 million, or $0.08 per diluted share

•	Adjusted EBITDA decreased 22% to $37.0 million

•	Adjusted earnings per common share was $0.24, or a 44% decline
Full Year 2017 Highlights

•	Revenue grew 5% to $407.1 million

•	GAAP Net Income attributable to common shareholders was $55.1 million, or $0.76 per diluted share

•	Adjusted EBITDA decreased 5% to $178.0 million

•	Adjusted earnings per common share was $1.47, or a 12% decline

•	$29 million returned to shareholders in share repurchases and dividends

Mac Schuessler, President and Chief Executive Officer, stated “We executed well in the fourth quarter and exceeded the high end of our full year 2017 revenue guidance range, as fourth quarter transaction volume was stronger than previously expected in Puerto Rico. Reflecting on 2017, we made significant progress on our core growth initiatives, including advancing our Latin American expansion strategy through acquisitions and recent customer wins.”

Schuessler continued, "Looking to 2018, while the post-hurricane economy in Puerto Rico has improved, many uncertainties still remain and are reflected in our 2018 financial outlook. We will continue to work to restore our customers' operations in Puerto Rico and remain committed to supporting our community as the Island rebuilds. At the same time, we are focused on capitalizing on our expanded opportunities in Latin America.”
Fourth Quarter 2017 Results
Revenue. Total revenue for the quarter ended December 31, 2017 was $99.6 million, a decrease of 2% compared with $101.9 million in the prior year. The decrease in the quarter was driven primarily by the impact of reduced volumes caused by the significant hurricanes in the third quarter of 2017 partially offset by the acquisition of PayGroup.
Net Income attributable to common shareholders. For the quarter ended December 31, 2017, GAAP Net Income attributable to common shareholders was $5.8 million, or $0.08 per diluted share, compared with $16.0 million or $0.22 per diluted share in the prior year. The decline was primarily caused by the impact of the hurricanes.
Adjusted EBITDA. For the quarter ended December 31, 2017, Adjusted EBITDA was $37.0 million, a decrease of 22% compared to the prior year. The decrease in Adjusted EBITDA was primarily driven by reduced high margin revenues due to the hurricanes and a $5.0 million impairment charge on a multi-year software development project that was impacted by delays caused by the hurricane and projected increased costs with a third party vendor.
Adjusted Net Income. For the quarter ended December 31, 2017, Adjusted Net Income was $17.7 million, a decrease of 43% compared with $31.3 million in the prior year. Adjusted earnings per common share was $0.24, a decrease of 44% compared with $0.43 in the prior year. The results included the impact of an increased tax rate in our Latin American region and a higher than anticipated proportion of Puerto Rico taxable income outside our preferential tax decree.

Full Year 2017 Results
Revenue. Total revenue for the year ended December 31, 2017 was $407.1 million, an increase of 5% compared with $389.5 million in the prior year. The increase in revenues was driven by increases in ATH debit network transaction volumes and card processing volumes, revenue generated from the PayGroup acquisition, increased revenue from the Accuprint acquisition and an increase in core banking revenue. Revenues in 2017 were negatively impacted by the two hurricanes that made landfall in Puerto Rico and the Caribbean in September of 2017.
Net Income attributable to common shareholders. For the year ended December 31, 2017, GAAP Net Income attributable to common shareholders was $55.1 million , or $0.76 per diluted share, compared with $75.0 million or $1.01 per diluted share in the prior year. The decline was caused by the impact of the hurricanes, charges taken in connection with an exit activity for a third party software solution that is no longer commercially viable, an impairment loss related to a software asset under development, expenses attributable to the PayGroup acquisition, increased depreciation expense, and higher interest expense.
Adjusted EBITDA. For the year ended December 31, 2017, Adjusted EBITDA was $178.0 million, a decrease of 5% compared to the prior year. The decrease in Adjusted EBITDA was primarily driven by reduced high margin revenues due to the hurricanes and an impairment loss related to a software asset under development.
Adjusted Net Income. For the year ended December 31, 2017, Adjusted Net Income was $107.1 million, a decrease of 14% compared with $124.7 million in the prior year. Adjusted earnings per common share was $1.47, a decrease of 12% compared with $1.67 in the prior year. The decline was primarily caused by the impact of the hurricanes, increased depreciation, higher interest expense and an increased tax rate.
Segment Reporting Change
The Company realigned its operating segments in the quarter ended December 31, 2017. The Company's operating segments are as follows: 1) Merchant Services 2) Payment Services (Puerto Rico and Caribbean) 3) Payment Services (Latin America) 4) Business Solutions. Additionally, the Corporate and Other category is presented and it consists of corporate overhead expenses, intersegment eliminations, certain leveraged activities and other non-operating and miscellaneous expenses that are not included in the operating segments. Historical results for the new operating segments for reported full-year 2015 through 2017 and quarterly periods for 2016 and 2017 are provided in a supplemental schedule attached to this release.
Share Repurchase
For the full year 2017, the Company repurchased a total of 0.5 million shares of common stock at an average price of $16.48 per share for a total of $7.7 million. As of December 31, 2017, a total of approximately $72.3 million remained available for future use under the Company’s share repurchase program.
2018 Outlook
The Company financial outlook for 2018 is as follows:

•	Total consolidated revenue between $411 million and $425 million representing growth of 1 to 5%

•	Adjusted earnings per common share guidance of $1.25 to $1.41 representing a range of -15 to -4% as compared to $1.47 in 2017

•	Capital expenditures ranging between $35 and $40 million

•	Effective tax rate ranging between 11 to 13%
Earnings Conference Call and Audio Webcast
The Company will host a conference call to discuss its Fourth quarter 2017 financial results today at 4:30 p.m. ET. Hosting the call will be Mac Schuessler, President and Chief Executive Officer, and Peter Smith, Executive Vice President and Chief Financial Officer. The conference call can be accessed live over the phone by dialing (888) 338-7153 or for international callers by dialing (412) 317-5117. A replay will be available one hour after the end of the conference call and can be accessed by dialing (877) 344-7529 or (412) 317-0088 for international callers; the pin number is 10098091. The replay will be available through Wednesday, March 1, 2018. The call will be webcast live from the Company’s website at www.evertecinc.com under the Investor Relations section or directly at http://ir.evertecinc.com. A supplemental slide presentation that accompanies this call and webcast can be found on the investor relations website at ir.evertecinc.com and will remain available after the call.

About EVERTEC

EVERTEC, Inc. (NYSE: EVTC) is a leading full-service transaction processing business in Latin America, providing a broad range of merchant acquiring, payment processing and business solutions services. The Company manages a system of electronic payment networks that process approximately two billion transactions annually, and offers a comprehensive suite of services for core bank processing, cash processing and technology outsourcing. In addition, EVERTEC owns and operates the ATH® network, one of the leading personal identification number (“PIN”) debit networks in Latin America. Based in Puerto Rico, the Company operates in 26 Latin American countries and serves a diversified customer base of leading financial institutions, merchants, corporations and government agencies with “mission-critical” technology solutions. For more information, visit www.evertecinc.com.

Use of Non-GAAP Financial Information

The non-GAAP measures referenced in this release material are supplemental measures of the Company’s performance and are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). They are not measurements of the Company’s financial performance under GAAP and should not be considered as alternatives to total revenue, net income or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities, as indicators of operating performance or as measures of the Company’s liquidity. In addition to GAAP measures, management uses these non-GAAP measures to focus on the factors the Company believes are pertinent to the daily management of the Company’s operations and believes that they are also frequently used by analysts, investors and other interested parties to evaluate companies in the industry. Reconciliations of the non-GAAP measures to the most directly comparable GAAP measure are included in the schedules to this release. These non-GAAP measures include EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per common share and are defined below.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments. This measure is reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For this reason, Adjusted EBITDA, as it relates to our segments, is presented in conformity with Accounting Standards Codification 280, Segment Reporting, and is excluded from the definition of non-GAAP financial measures under the Securities and Exchange Commission's Regulation G and Item 10(e) of Regulation S-K.

Adjusted Net Income is defined as net income adjusted to exclude unusual items and other adjustments

Adjusted Earnings per common share is defined as Adjusted Net Income divided by diluted shares outstanding

In addition, our presentation of Adjusted EBITDA is substantially consistent with the equivalent measurements that are contained in the senior secured credit facilities in testing EVERTEC Group’s compliance with covenants therein such as the senior secured leverage ratio. We use Adjusted Net Income to measure our overall profitability because we believe better reflects our comparable operating performance by excluding the impact of the non-cash amortization and depreciation that was created as a result of Apollo Global Management LLC’s acquisition of a 51% indirect ownership in EVERTEC Group. In addition, in evaluating EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per common share, you should be aware that in the future we may incur expenses such as those excluded in calculating them. Further, our presentation of these measures should not be construed as an inference that our future operating results will not be affected by unusual or nonrecurring items.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of EVERTEC to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by, or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” and “plans” and similar expressions of future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.
Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: the Company’s reliance on its relationship with Popular for a significant portion of revenue; our ability to renew our client contracts on terms favorable to us; the effectiveness of our risk management procedures; our dependence on our processing systems, technology infrastructure, security systems and fraudulent-payment-detection systems, and the risk that our systems may experience breakdowns or fail to prevent security breaches or fraudulent transfers; our ability to develop, install and adopt new technology; a decreased client base due to consolidations in the banking and financial-services industry; the credit risk of our merchant clients, for which we may also be liable; the continuing market position of the ATH® network; reduction in consumer confidence leading to decreased consumer spending; the Company’s dependence on credit card associations; regulatory limitations on our activities, including the potential need to seek regulatory approval to consummate transactions, due to our relationship with Popular and our role as a service provider to financial institutions; changes in the regulatory environment and changes in international, legal, tax, political, administrative or economic conditions; the geographical concentration of the Company’s business in Puerto Rico; operating an international business in multiple regions with potential political and economic instability; increased compliance risks associated with operating an international business; operating in countries and counterparties that put us at risk of violating U.S. sanctions laws; our ability to execute our expansion and acquisition strategies; our ability to protect our intellectual property rights; our ability to recruit and retain qualified personnel; our ability to comply with federal, state, and local regulatory requirements; evolving industry standards; the Company’s high level of indebtedness and restrictions contained in the Company’s debt agreements; and the Company’s ability to generate sufficient cash to service the Company’s indebtedness and to generate future profits.
Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings “Forward-Looking Statements” and “Risk Factors” in the reports the Company files with the SEC from time to time, in connection with considering any forward-looking statements that may be made by the Company and its businesses generally. We undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.
Investor Contact
Kay Sharpton
(787) 773-5442
IR@evertecinc.com

EVERTEC, Inc.
Schedule 1: Unaudited Consolidated Statements of Income and Comprehensive Income

	Quarter ended December 31,		Year ended December 31,
(Dollar amounts in thousands, except per share data)	2017	2016	2017	2016
Revenues	$99,628	$101,889	$407,144	$389,507
Operating costs and expenses
Cost of revenues, exclusive of depreciation and amortization shown below	50,748	48,682	200,650	175,809
Selling, general and administrative expenses	16,130	12,760	56,161	46,986
Depreciation and amortization	16,061	15,067	64,250	59,567
Total operating costs and expenses	82,939	76,509	321,061	282,362
Income from operations	16,689	25,380	86,083	107,145
Non-operating income (expenses)
Interest income	156	111	716	377
Interest expense	(7,407)	(6,325)	(29,861)	(24,617)
Earnings (losses) of equity method investment	191	6	604	(52)
Other income (expense), net	(172)	(1,203)	2,657	544
Total non-operating expenses	(7,232)	(7,411)	(25,884)	(23,748)
Income before income taxes	9,457	17,969	60,199	83,397
Income tax expense	3,532	1,955	4,780	8,271
Net income	5,925	16,014	55,419	75,126
Less: Net income attributable to non-controlling interest	91	41	365	90
Net income attributable to EVERTEC, Inc.’s common stockholders	5,834	15,973	55,054	75,036
Other comprehensive income (loss), net of tax
Foreign currency translation adjustments	(117)	(740)	(635)	(3,360)
Gain (loss) on cash flow hedge	1,421	3,015	2,178	(1,449)
Total comprehensive income	$7,138	$18,248	$56,597	$70,227
Net income per common share:
Basic	$0.08	$0.22	$0.76	$1.01
Diluted	$0.08	$0.22	$0.76	$1.01
Shares used in computing net income per common share:
Basic	72,390,977	73,020,599	72,479,807	74,132,863
Diluted	72,857,756	73,563,167	72,872,188	74,473,369

EVERTEC, Inc.
Schedule 2: Unaudited Consolidated Balance Sheets

(Dollar amounts in thousands)	December 31, 2017	December 31, 2016
Assets
Current Assets:
Cash and cash equivalents	$50,423	$51,920
Restricted cash	9,944	8,112
Accounts receivable, net	83,328	77,803
Prepaid expenses and other assets	25,011	20,430
Total current assets	168,706	158,265
Investment in equity investee	13,073	12,252
Property and equipment, net	37,924	38,930
Goodwill	398,575	370,986
Other intangible assets, net	279,961	299,119
Other long-term assets	4,549	6,110
Total assets	$902,788	$885,662
Liabilities and stockholders’ equity
Current Liabilities:
Accrued liabilities	$38,451	$34,243
Accounts payable	41,135	40,845
Unearned income	7,737	4,531
Income tax payable	1,406	1,755
Current portion of long-term debt	46,487	19,789
Short-term borrowings	12,000	28,000
Total current liabilities	147,216	129,163
Long-term debt	557,251	599,667
Deferred tax liability	13,820	14,978
Unearned income—long-term	23,486	17,303
Other long-term liabilities	13,039	16,376
Total liabilities	754,812	777,487
Stockholders’ equity
Preferred stock, par value $0.01; 2,000,000 shares authorized; none issued	—	—
Common stock, par value $0.01; 206,000,000 shares authorized; 72,393,933 shares issued and outstanding at December 31, 2017 (December 31, 2016 - 72,635,032)	723	726
Additional paid-in capital	5,350	—
Accumulated earnings	148,887	116,341
Accumulated other comprehensive loss, net of tax	(10,848)	(12,391)
Total EVERTEC, Inc. stockholders’ equity	144,112	104,676
Non-controlling interest	3,864	3,499
Total equity	147,976	108,175
Total liabilities and equity	$902,788	$885,662

EVERTEC, Inc.
Schedule 3: Unaudited Consolidated Statements of Cash Flows

	Years ended December 31,
(Dollar amounts in thousands)	2017	2016
Cash flows from operating activities
Net income	$55,419	$75,126
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	64,250	59,567
Amortization of debt issue costs and accretion of discount	5,128	4,334
Loss on extinguishment of debt	—	1,476
Provision for doubtful accounts and sundry losses	843	1,990
Deferred tax benefit	(4,306)	(4,594)
Share-based compensation	9,642	6,408
Loss on impairment of software	11,441	2,277
Loss on disposition of property and equipment and other intangibles	430	453
(Earnings) losses of equity method investment	(604)	52
(Increase) decrease in assets:
Accounts receivable	(2,099)	(2,583)
Prepaid expenses and other assets	(4,048)	(1,426)
Other long-term assets	1,654	(1,790)
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	(870)	14,594
Income tax payable	(349)	405
Unearned income	8,444	8,018
Other long-term liabilities	811	3,747
Total adjustments	90,367	92,928
Net cash provided by operating activities	145,786	168,054
Cash flows from investing activities
Net (increase) decrease in restricted cash	(1,832)	3,705
Additions to software and purchase of customer relationship	(22,174)	(23,819)
Acquisitions, net of cash acquired	(42,836)	(15,600)
Property and equipment acquired	(11,290)	(18,450)
Proceeds from sales of property and equipment	32	81
Net cash used in investing activities	(78,100)	(54,083)
Cash flows from financing activities
Proceeds from issuance of long-term debt	—	75,763
Debt issuance costs	—	(4,830)
Net (decrease) increase in short-term borrowings	(16,000)	11,000
Repayments of borrowings for purchase of equipment and software	(2,373)	(2,213)
Dividends paid	(21,762)	(29,696)
Withholding taxes paid on share-based compensation	(1,588)	(548)
Repurchase of common stock	(7,671)	(39,946)
Repayment of long-term debt	(19,789)	(96,741)
Credit amendment fees	—	(3,587)
Net cash used in financing activities	(69,183)	(90,798)
Net (decrease) increase in cash and cash equivalents	(1,497)	23,173
Cash and cash equivalents at beginning of the period	51,920	28,747
Cash and cash equivalents at end of the period	$50,423	$51,920

EVERTEC, Inc.
Schedule 4: Unaudited Segment Information

	Quarter Ended December 31, 2017
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$22,866	$19,336	$18,232	$46,133	$(6,939)	$99,628
Operating costs and expenses	17,759	19,520	11,028	28,776	5,856	82,939
Depreciation and amortization	2,317	2,553	441	3,653	7,097	16,061
Non-operating income (expenses)	553	1,539	—	10	(2,083)	19
EBITDA	7,977	3,908	7,645	21,020	(7,781)	32,769
Compensation and benefits (1)	159	371	141	394	2,139	3,204
Transaction, refinancing and other fees (2)	—	—	—	—	1,055	1,055
Adjusted EBITDA	$8,136	$4,279	$7,786	$21,414	$(4,587)	$37,028

(1)
Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment eliminations predominantly reflect the $6.9 million processing fee from Payments Services - Puerto Rico and Caribbean to Merchant Acquiring and cost transfer fees from Corporate and Other to Payment Services Latin America for leveraged services and management fees.

(2)	Primarily represents share-based compensation and severance payments.

(3)	Primarily represents fees and expenses associated with corporate transactions as defined in the Credit Agreement.

	Quarter Ended December 31, 2016
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$25,680	$12,438	$23,111	$49,439	$(8,779)	$101,889
Operating costs and expenses	14,053	11,986	13,717	31,152	5,601	76,509
Depreciation and amortization	2,027	1,894	594	3,486	7,066	15,067
Non-operating income (expenses)	563	1,155	—	10	(2,925)	(1,197)
EBITDA	14,217	3,501	9,988	21,783	(10,239)	39,250
Compensation and benefits (2)	59	8	63	146	2,173	2,449
Transaction, refinancing and other fees (3)	2,062	—	—	2,167	1,647	5,876
Adjusted EBITDA	$16,338	$3,509	$10,051	$24,096	$(6,419)	$47,575

(1)
Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations. Intersegment eliminations predominantly reflect the $8.8 million processing fee from Payments Services - Puerto Rico and Caribbean to Merchant Acquiring and cost transfer fees from Corporate and Other to Payment Services Latin America for leveraged services and management fees.

(2)	Primarily represents share-based compensation, other compensation expense and severance payments.

(3)
Primarily represents fees and expenses associated with corporate transactions as defined in the Credit Agreement and consulting, audit and legal expenses incurred as part of the prior year restatement of financial results, certain fees paid to resolve a software maintenance contract mater, fees paid in connection with the debt refinancing and a software impairment charge.

	Year Ended December 31, 2017
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$101,687	$62,702	$85,778	$189,077	$(32,100)	$407,144
Operating costs and expenses	57,463	66,786	57,574	119,761	19,477	321,061
Depreciation and amortization	8,993	8,880	2,254	15,774	28,349	64,250
Non-operating income (expenses)	2,229	8,726	1	13	(7,708)	3,261
EBITDA	55,446	13,522	30,459	85,103	(30,936)	153,594
Compensation and benefits (2)	589	816	573	1,687	6,090	9,755
Transaction, refinancing, exit activity and other fees (3)	2,499	3,220	6,465	—	2,495	14,679
Adjusted EBITDA	$58,534	$17,558	$37,497	$86,790	$(22,351)	$178,028

(1)
Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment eliminations predominantly reflect the $32.1 million processing fee from Payments Services - Puerto Rico and Caribbean to Merchant Acquiring and cost transfer fees from Corporate and Other to Payment Services Latin America for leveraged services and management fees.

(2)	Primarily represents share-based compensation, other compensation expense and severance payments.

(3)
Primarily represents fees and expenses associated with corporate transactions as defined in the Credit Agreement and an impairment charge and contractual fee accrual for a third party software solution that was determined to be commercially unviable.

	Year Ended December 31, 2016
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$99,680	$47,162	$91,248	$184,276	$(32,859)	$389,507
Operating costs and expenses	49,128	45,304	52,771	113,082	22,077	282,362
Depreciation and amortization	7,597	7,285	2,672	13,783	28,230	59,567
Non-operating income (expenses)	2,238	5,584	—	24	(7,354)	492
EBITDA	60,387	14,727	41,149	85,001	(34,060)	167,204
Compensation and benefits (2)	637	627	480	1,961	6,777	10,482
Transaction, refinancing, and other fees (3)	2,062	—	—	2,277	5,650	9,989
Adjusted EBITDA	$63,086	$15,354	$41,629	$89,239	$(21,633)	$187,675

(1)
Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment eliminations predominantly reflect the $32.9 million processing fee from Payments Services - Puerto Rico and Caribbean to Merchant Acquiring and cost transfer fees from Corporate and Other to Payment Services Latin America for leveraged services and management fees.

(2)	Primarily represents share-based compensation, other compensation expense and severance payments.

(3)
Primarily represents fees and expenses associated with corporate transactions as defined in the Credit Agreement and consulting, audit and legal expenses incurred as part of the prior year restatement of financial results, certain fees paid to resolve a software maintenance contract mater, fees paid in connection with the debt refinancing and a software impairment charge.

EVERTEC, Inc.
Schedule 5: Reconciliation of GAAP to Non-GAAP Operating Results

	Quarter ended December 31,		Year ended December 31,
(Dollar amounts in thousands, except share data)	2017	2016	2017	2016
Net income	$5,925	$16,014	$55,419	$75,126
Income tax expense	3,532	1,955	4,780	8,271
Interest expense, net	7,251	6,214	29,145	24,240
Depreciation and amortization	16,061	15,067	64,250	59,567
EBITDA	32,769	39,250	153,594	167,204
Software maintenance reimbursement and other costs(1)	—	—		521
Equity (income) loss(2)	(191)	(6)	(604)	52
Compensation and benefits (3)	3,204	2,449	9,755	10,482
Transaction, refinancing and other fees (4)	1,246	5,882	2,500	7,579
Exit activity (5)	—	—	12,783	—
Restatement related expenses (6)	—	—	—	1,837
Adjusted EBITDA	37,028	47,575	178,028	187,675
Operating depreciation and amortization (7)	(7,459)	(7,302)	(30,585)	(28,468)
Cash interest expense, net (8)	(6,422)	(5,137)	(24,660)	(20,468)
Income tax expense (9)	(5,264)	(3,748)	(15,100)	(13,752)
Non-controlling interest (10)	(150)	(89)	(581)	(258)
Adjusted Net Income	$17,733	$31,299	$107,102	$124,729
Net income per common share (GAAP):
Diluted	$0.08	$0.22	$0.76	$1.01
Adjusted earnings per common share (Non-GAAP):
Diluted	$0.24	$0.43	$1.47	$1.67
Shares used in computing adjusted earnings per common share:
Diluted	72,857,786	73,563,167	72,872,188	74,473,369

(1)	Predominantly represents reimbursements received for certain software maintenance expenses as part of the Merger.

(2)	Represents the elimination of non-cash equity earnings from our 19.99% equity investment in Dominican Republic, Consorcio de Tarjetas Dominicanas, S.A. (“CONTADO”).

(3)
Primarily represents share-based compensation and other compensation expense of $3.1 million and $1.8 million for the quarters ended December 31, 2017 and 2016 and severance payments $0.6 million for the quarter ended December 31, 2016. For the year ended December 31, 2017 and 2016 primarily represents share-based compensation and other compensation expense of $9.6 million and $6.7 million, respectively, and severance payments of $4.1 million for the year ended December 31, 2016.

(4)
Primarily represents fees and expenses associated with corporate transactions as defined in the Credit Agreement, recorded as part of selling, general and administrative expense and cost of revenues, as well as relief contributions related to the Hurricanes.

(5)	Impairment charge and contractual fees accrual for a third party software solution that was determined to be commercially unviable.

(6)	Represents consulting, audit and legal expenses incurred as part of the restatement.

(7)	Represents operating depreciation and amortization expense, which excludes amounts generated as a result of the Merger and other from purchase accounting intangibles generated from acquisitions.

(8)
Represents interest expense, less interest income, as they appear on our consolidated statements of income and comprehensive income, adjusted to exclude non-cash amortization of the debt issue costs, premium and accretion of discount.

(9)	Represents income tax expense calculated on adjusted pre-tax income using the applicable GAAP tax rate.

(10)	Represents the 35% non-controlling equity interest in Processa, net of amortization for intangibles created as part of the purchase.

EVERTEC, Inc.
Schedule 6: Outlook Summary and Reconciliation to Non-GAAP Adjusted Earnings per Share

				2017
	2018 Outlook			Actual
(Dollar amounts in millions, except per share data)
Revenues	$411	to	$425	$407
Earnings per Share (EPS) (GAAP)	$0.60	to	$0.76	$0.76
Per share adjustment to reconcile GAAP EPS to Non-GAAP Adjusted EPS:
Share-based comp, non-cash equity earnings and other (1)	0.21		0.21	0.33
Merger and acquisition related depreciation and amortization (2)	0.47		0.47	0.42
Non-cash interest expense (3)	0.06		0.06	0.07
Tax effect of non-gaap adjustments (4)	(0.08)		(0.08)	(0.10)
Non-controlling interest (5)	(0.01)		(0.01)	(0.01)
Total adjustments	0.65		0.65	0.71
Adjusted EPS (Non-GAAP)	$1.25	to	$1.41	$1.47
Shares used in computing adjusted earnings per common share			73.5	72.9

(1)	Represents share based compensation, the elimination of non-cash equity earnings from our 19.99% equity investment in CONTADO, severance and other adjustments to reconcile GAAP EPS to Non-GAAP EPS.

(2)	Represents depreciation and amortization expenses amounts generated as a result of the Merger and intangibles related to acquisitions.

(3)	Represents non-cash amortization of the debt issue costs, premium and accretion of discount.

(4)	Represents income tax expense on non-GAAP adjustments using the applicable GAAP tax rate (in an anticipated range of 11 to 13%).

(5)	Represents the 35% non-controlling equity interest in Processa, net of amortization for intangibles created as part of the purchase.

EVERTEC, Inc. Schedule 7: Supplemental Segment Information

	Quarter Ended March 31, 2017
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$26,452	$12,964	$22,485	$47,997	$(8,618)	$101,280
Operating costs and expenses	11,802	12,266	13,413	29,765	3,442	70,688
Depreciation and amortization	2,149	1,871	599	4,014	7,051	15,684
Non-operating income (expenses)	553	2,731	1	—	(1,868)	1,417
EBITDA	17,352	5,300	9,672	22,246	(6,877)	47,693
Compensation and benefits (2)	99	151	95	226	1,505	2,076
Transaction, refinancing and other fees (3)	(660)		—	—	50	(610)
Adjusted EBITDA	$16,791	$5,451	$9,767	$22,472	$(5,322)	$49,159

(1)
Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment eliminations predominantly reflect the $8.6 million processing fee from Payments Services - Puerto Rico and Caribbean to Merchant Acquiring and cost transfer fees from Corporate and Other to Payment Services Latin America for leveraged services and management fees.

(2)	Primarily represents share-based compensation, other compensation expense and severance payments.

(3)	Primarily represents fees and expenses associated with corporate transactions as defined in the Credit Agreement.

	Quarter Ended June 30, 2017
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$27,144	$12,973	$23,506	$48,672	$(8,784)	$103,511
Operating costs and expenses	11,682	13,603	13,688	29,600	4,944	73,517
Depreciation and amortization	2,269	1,848	596	4,082	7,104	15,899
Non-operating income (expenses)	556	2,724	—	3	(1,805)	1,478
EBITDA	18,287	3,942	10,414	23,157	(8,429)	47,371
Compensation and benefits (2)	125	156	121	286	1,439	2,127
Transaction, refinancing and other fees (3)	—			—	632	632
Adjusted EBITDA	$18,412	$4,098	$10,535	$23,443	$(6,358)	$50,130

(1)
Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment eliminations predominantly reflect the $8.8 million processing fee from Payments Services - Puerto Rico and Caribbean to Merchant Acquiring and cost transfer fees from Corporate and Other to Payment Services Latin America for leveraged services and management fees.

(2)	Primarily represents share-based compensation, other compensation expense and severance payments.

(3)	Primarily represents fees and expenses associated with corporate transactions as defined in the Credit Agreement.

	Quarter Ended September 30, 2017
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$25,225	$17,432	$21,555	$46,275	$(7,762)	$102,725
Operating costs and expenses	16,219	21,396	19,444	31,620	5,238	93,917
Depreciation and amortization	2,259	2,608	618	4,024	7,097	16,606
Non-operating income (expenses)	567	1,732	—	—	(1,952)	347
EBITDA	11,832	376	2,729	18,679	(7,855)	25,761
Compensation and benefits (2)	205	139	216	781	1,007	2,348
Transaction, refinancing, exit activity and other fees (3)	3,160	3,221	6,464	—	757	13,602
Adjusted EBITDA	$15,197	$3,736	$9,409	$19,460	$(6,091)	$41,711

(1)
Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment eliminations predominantly reflect the $7.8 million processing fee from Payments Services - Puerto Rico and Caribbean to Merchant Acquiring and cost transfer fees from Corporate and Other to Payment Services Latin America for leveraged services and management fees.

(2)	Primarily represents share-based compensation, other compensation expense and severance payments.

(3)
Primarily represents fees and expenses associated with corporate transactions as defined in the Credit Agreement and an impairment charge and contractual fee accrual for a third party software solution that was determined to be commercially unviable.

	Quarter Ended December 31, 2017
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$22,866	$19,336	$18,232	$46,133	$(6,939)	$99,628
Operating costs and expenses	17,759	19,520	11,028	28,776	5,856	82,939
Depreciation and amortization	2,317	2,553	441	3,653	7,097	16,061
Non-operating income (expenses)	553	1,539	—	10	(2,083)	19
EBITDA	7,977	3,908	7,645	21,020	(7,781)	32,769
Compensation and benefits (1)	159	371	141	394	2,139	3,204
Transaction, refinancing and other fees (2)	—	—	—	—	1,055	1,055
Adjusted EBITDA	$8,136	$4,279	$7,786	$21,414	$(4,587)	$37,028

(1)
Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment eliminations predominantly reflect the $6.9 million processing fee from Payments Services - Puerto Rico and Caribbean to Merchant Acquiring and cost transfer fees from Corporate and Other to Payment Services Latin America for leveraged services and management fees.

(2)	Primarily represents share-based compensation and severance payments.

(3)	Primarily represents fees and expenses associated with corporate transactions as defined in the Credit Agreement.

	Year Ended December 31, 2017
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$101,687	$62,702	$85,778	$189,077	$(32,100)	$407,144
Operating costs and expenses	57,463	66,786	57,574	119,761	19,477	321,061
Depreciation and amortization	8,993	8,880	2,254	15,774	28,349	64,250
Non-operating income (expenses)	2,229	8,726	1	13	(7,708)	3,261
EBITDA	55,446	13,522	30,459	85,103	(30,936)	153,594
Compensation and benefits (2)	589	816	573	1,687	6,090	9,755
Transaction, refinancing, exit activity and other fees (3)	2,499	3,220	6,465	—	2,495	14,679
Adjusted EBITDA	$58,534	$17,558	$37,497	$86,790	$(22,351)	$178,028

(1)
Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment eliminations predominantly reflect the $32.1 million processing fee from Payments Services - Puerto Rico and Caribbean to Merchant Acquiring and cost transfer fees from Corporate and Other to Payment Services Latin America for leveraged services and management fees.

(2)	Primarily represents share-based compensation, other compensation expense and severance payments.

(3)
Primarily represents fees and expenses associated with corporate transactions as defined in the Credit Agreement and an impairment charge and contractual fee accrual for a third party software solution that was determined to be commercially unviable.

	Quarter Ended March 31, 2016
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$24,828	$10,171	$22,890	$45,154	$(7,564)	$95,479
Operating costs and expenses	12,001	10,664	12,616	28,299	5,333	68,913
Depreciation and amortization	1,879	1,621	689	3,375	7,106	14,670
Non-operating income (expenses)	581	1,186	—	(3)	(1,496)	268
EBITDA	15,287	2,314	10,963	20,227	(7,287)	41,504
Compensation and benefits (2)	369	400	238	1,103	1,571	3,681
Transaction, refinancing, exit activity and other fees (3)	—	—	—	110	750	860
Adjusted EBITDA	$15,656	$2,714	$11,201	$21,440	$(4,966)	$46,045

(1)
Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment eliminations predominantly reflect the $7.6 million processing fee from Payments Services - Puerto Rico and Caribbean to Merchant Acquiring and cost transfer fees from Corporate and Other to Payment Services Latin America for leveraged services and management fees.

(2)	Primarily represents share-based compensation, other compensation expense and severance payments.

(3)
Primarily represents fees and expenses associated with corporate transactions as defined in the Credit Agreement and consulting, audit and legal expenses incurred as part of the prior year restatement of financial results.

	Quarter Ended June 30, 2016
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$25,182	$11,608	$23,277	$45,737	$(8,132)	$97,672
Operating costs and expenses	11,577	10,705	12,934	27,845	6,419	69,480
Depreciation and amortization	1,912	1,881	704	3,502	6,942	14,941
Non-operating income (expenses)	529	1,848	—	5	(1,493)	889
EBITDA	16,046	4,632	11,047	21,399	(9,102)	44,022
Compensation and benefits (2)	154	144	121	489	1,351	2,259
Transaction, refinancing and other fees (3)	—	—	—	—	2,558	2,558
Adjusted EBITDA	$16,200	$4,776	$11,168	$21,888	$(5,193)	$48,839

(1)
Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment eliminations predominantly reflect the $8.1 million processing fee from Payments Services - Puerto Rico and Caribbean to Merchant Acquiring and cost transfer fees from Corporate and Other to Payment Services Latin America for leveraged services and management fees.

(2)	Primarily represents share-based compensation, other compensation expense and severance payments.

(3)
Primarily represents fees and expenses associated with corporate transactions as defined in the Credit Agreement and consulting, audit and legal expenses incurred as part of the prior year restatement of financial results..

	Quarter Ended September 30, 2016
(In thousands)	Payment Processing - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$23,990	$12,944	$21,970	$43,947	$(8,384)	$94,467
Operating costs and expenses	11,497	11,951	13,504	25,786	4,722	67,460
Depreciation and amortization	1,779	1,889	685	3,420	7,116	14,889
Non-operating income (expenses)	565	1,396	—	13	(1,442)	532
EBITDA	14,837	4,278	9,151	21,594	(7,432)	42,428
Compensation and benefits (2)	57	74	58	223	1,591	2,003
Transaction, refinancing and other fees (3)	—	—	—	—	714	714
Adjusted EBITDA	$14,894	$4,352	$9,209	$21,817	$(5,127)	$45,145

(1)
Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment eliminations predominantly reflect the $8.4 million processing fee from Payments Services - Puerto Rico and Caribbean to Merchant Acquiring and cost transfer fees from Corporate and Other to Payment Services Latin America for leveraged services and management fees.

(2)	Primarily represents share-based compensation, other compensation expense and severance payments.

(3)
Primarily represents fees and expenses associated with corporate transactions as defined in the Credit Agreement and consulting, audit and legal expenses incurred as part of the prior year restatement of financial results.

	Quarter Ended December 31, 2016
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$25,680	$12,438	$23,111	$49,439	$(8,779)	$101,889
Operating costs and expenses	14,053	11,986	13,717	31,152	5,601	76,509
Depreciation and amortization	2,027	1,894	594	3,486	7,066	15,067
Non-operating income (expenses)	563	1,155	—	10	(2,925)	(1,197)
EBITDA	14,217	3,501	9,988	21,783	(10,239)	39,250
Compensation and benefits (2)	59	8	63	146	2,173	2,449
Transaction, refinancing and other fees (3)	2,062	—	—	2,167	1,647	5,876
Adjusted EBITDA	$16,338	$3,509	$10,051	$24,096	$(6,419)	$47,575

(1)
Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations. Intersegment eliminations predominantly reflect the $8.8 million processing fee from Payments Services - Puerto Rico and Caribbean to Merchant Acquiring and cost transfer fees from Corporate and Other to Payment Services Latin America for leveraged services and management fees.

(2)	Primarily represents share-based compensation, other compensation expense and severance payments.

(3)
Primarily represents fees and expenses associated with corporate transactions as defined in the Credit Agreement and consulting, audit and legal expenses incurred as part of the prior year restatement of financial results, certain fees paid to resolve a software maintenance contract mater, fees paid in connection with the debt refinancing and a software impairment charge.

	Year Ended December 31, 2016
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$99,680	$47,162	$91,248	$184,276	$(32,859)	$389,507
Operating costs and expenses	49,128	45,304	52,771	113,082	22,077	282,362
Depreciation and amortization	7,597	7,285	2,672	13,783	28,230	59,567
Non-operating income (expenses)	2,238	5,584	—	24	(7,354)	492
EBITDA	60,387	14,727	41,149	85,001	(34,060)	167,204
Compensation and benefits (2)	637	627	480	1,961	6,777	10,482
Transaction, refinancing, and other fees (3)	2,062	—	—	2,277	5,650	9,989
Adjusted EBITDA	$63,086	$15,354	$41,629	$89,239	$(21,633)	$187,675

(1)
Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment eliminations predominantly reflect the $32.9 million processing fee from Payments Services - Puerto Rico and Caribbean to Merchant Acquiring and cost transfer fees from Corporate and Other to Payment Services Latin America for leveraged services and management fees.

(2)	Primarily represents share-based compensation, other compensation expense and severance payments.

(3)
Primarily represents fees and expenses associated with corporate transactions as defined in the Credit Agreement and consulting, audit and legal expenses incurred as part of the prior year restatement of financial results, certain fees paid to resolve a software maintenance contract mater, fees paid in connection with the debt refinancing and a software impairment charge.

	Year Ended December 31, 2015
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total
Revenues	$99,311	$37,523	$85,411	$179,532	$(28,249)	$373,528
Operating costs and expenses	48,853	35,790	42,804	117,079	25,642	270,168
Depreciation and amortization	7,488	5,766	1,438	16,128	34,154	64,974
Non-operating income (expenses)	2,909	4,147	—	428	(5,031)	2,453
EBITDA	60,855	11,646	44,045	79,009	(24,768)	170,787
Compensation and benefits (2)	1,420	132	1,361	4,044	5,280	12,237
Transaction, refinancing, and other fees (3)	$22	$22	$41	$139	$2,928	$3,152
Adjusted EBITDA	$62,297	$11,800	$45,447	$83,192	$(16,560)	$186,176

(1)
Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations. Intersegment eliminations predominantly reflect the $28.2 million processing fee from Payments Services - Puerto Rico and Caribbean to Merchant Acquiring and cost transfer fees from Corporate and Other to Payment Services Latin America for leveraged services and management fees.

(2)	Primarily represents share-based compensation, other compensation expense and severance payments.

(3)	Primarily represents fees and expenses associated with corporate transactions as defined in the Credit Agreement.